UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CIMG INC.

(Name of Registrant As Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

CIMG INC.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

+ 852 70106695

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of CIMG Inc.:

This Notice and Information Statement is being circulated to the stockholders of record of the outstanding common stock, $0.00001 par value per share (the “Common Stock”), of CIMG Inc. (the “Company”), as of the close of business on [●], 2026, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holder of a majority of the outstanding voting stock of the Company, holding approximately 82.79% of the outstanding voting capital stock of the Company (the “Majority Stockholders”). This Information Statement shall be considered the notice required under Chapter 78 of the Nevada Revised Statutes (the “NRS”).

The following actions (“Corporate Actions”) were authorized by written consent of the Majority Stockholders on April 14, 2026:

(i)	for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the issuance by the Company of an aggregate of up to 32,000,000 shares of Common Stock, comprising (i) up to 16,000,000 shares issuable upon conversion of convertible promissory notes (the “Notes”) and (ii) up to 16,000,000 shares issuable upon exercise of warrants (the “Warrants”) issued in connection with such Notes pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated February 11, 2026, as amended and restated on March 21, 2026, by and among the Company and the investors named therein, which issuances may result in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power prior to such issuances;

(ii)	for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the issuance of shares of Common Stock in connection with the acquisition of 100% of the equity interests of Daren Business Technology Limited pursuant to that certain Equity Transfer Agreement, dated February 11, 2026, as amended and restated on February 27, 2026, and related Performance Share Issuance Agreements, including the issuance of an aggregate of 74,487,896 shares of Common Stock on a performance-based basis upon the satisfaction of specified performance conditions, which issuance resulted in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power prior to such issuance;

(iii)	an amendment to the Company’s Articles of Incorporation, dated July 15, 2011, as amended on May 6, 2013, October 28, 2019, October 22, 2024, October 28, 2025, and March 5, 2026 to increase the number of authorized shares of our common stock from 2,000,000,000 to 5,000,000,000;

(iv)	the amendment to the Company’s 2026 Equity Incentive Plan;

(v)	the implementation, at the discretion of the Company’s Board of Directors (the “Board”), of one or more reverse stock splits of the Company’s issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares (each, a “Reverse Stock Split”), at any time prior to or on April 14, 2028, at a ratio within a range of 1-for-2 to 1-for-300 (the “Range”), provided that the aggregate effect of all such Reverse Stock Splits shall not exceed a cumulative reverse stock split ratio of 1-for-300, with the specific timing and ratio of each Reverse Stock Split within such Range to be determined by the Board (or any of its duly authorized designees) in its sole discretion, without further approval or authorization of the Company’s stockholders; and

(vi)	for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the Securities Purchase Agreement by and between the Company and High West Partners LLC, pursuant to which the Company may, from time to time, sell shares of Common Stock to the investor in an aggregate amount of up to $3,400,000, at a purchase price equal to (i) 90% of the lowest traded price of the Common Stock or (ii) 85% of the lowest volume weighted average price (VWAP) of the Common Stock during the applicable pricing period, subject to a minimum price of $0.01 per share, and including the issuance of commitment shares having an aggregate value of $200,000, with a maximum of 340,000,000 shares of Common Stock issuable thereunder, and with such shares being issuable at a discount to the market price of the Common Stock.

This Information Statement is being furnished to our stockholders of record as of April [●], 2026 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent of the Majority Stockholders. You do not need to do anything in response to this Notice and the Information Statement. The action to be taken pursuant to the Corporate Actions above shall be taken at such future date as determined by the Board, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Stockholders of record as of the Record Date. You are urged to read the Information Statement in its entirety.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

Jianshuang Wang

Chief Executive Officer and Chairwoman of the Board of Directors

____________, 2026

CIMG INC.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

+ 852 70106695

INFORMATION STATEMENT

(dated ________, 2026)

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.00001 par value per share (the “Common Stock”) of CIMG Inc., a Nevada corporation (the “Company”), by the Board of Directors (the “Board”) to notify them about certain action the holders of a majority of the voting power of the Company’s outstanding voting securities have taken by written consent in lieu of a stockholders’ meeting. The stockholder action was taken on April 14, 2026. Copies of this Information Statement are first being sent on or about ________________, 2026, to the holders of record as of [●], 2026, of the outstanding shares of the Company’s common stock.

General Information

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean CIMG Inc., a Nevada corporation. Our principal executive offices are located at Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong, telephone + 852 70106695.

By written consent dated April 14, 2026, as permitted by Section 78.320 of the NRS and Section 1.11 of Article I of our bylaws, the stockholders who have the authority to vote a majority of the outstanding shares of common Stock, have an aggregate beneficial interest of greater than the majority of our issued and outstanding shares of common stock, approved the following corporate actions (collectively, the “Corporate Actions”):

(i)	for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the issuance by the Company of an aggregate of up to 32,000,000 shares of Common Stock, comprising (i) up to 16,000,000 shares issuable upon conversion of convertible promissory notes (the “Notes”) and (ii) up to 16,000,000 shares issuable upon exercise of warrants (the “Warrants”) issued in connection with such Notes pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated February 11, 2026, as amended and restated on March 21, 2026, by and among the Company and the investors named therein, which issuances may result in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power prior to such issuances;

(ii)	for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the issuance of shares of Common Stock in connection with the acquisition of 100% of the equity interests of Daren Business Technology Limited pursuant to that certain Equity Transfer Agreement, dated February 11, 2026, as amended and restated on February 27, 2026, and related Performance Share Issuance Agreements, including the issuance of an aggregate of 74,487,896 shares of Common Stock on a performance-based basis upon the satisfaction of specified performance conditions, which issuance resulted in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power prior to such issuance;

(iii)	an amendment to the Company’s Articles of Incorporation, dated July 15, 2011, as amended on May 6, 2013, October 28, 2019, October 22, 2024, October 28, 2025, and March 5, 2026 to increase the number of authorized shares of our common stock from 2,000,000,000 to 5,000,000,000;

(iv)	the amendment to the Company’s 2026 Equity Incentive Plan;

(v)	the implementation, at the discretion of the Company’s Board of Directors (the “Board”), of one or more reverse stock splits of the Company’s issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares (each, a “Reverse Stock Split”), at any time prior to or on April 14, 2028, at a ratio within a range of 1-for-2 to 1-for-300 (the “Range”), provided that the aggregate effect of all such Reverse Stock Splits shall not exceed a cumulative reverse stock split ratio of 1-for-300, with the specific timing and ratio of each Reverse Stock Split within such Range to be determined by the Board (or any of its duly authorized designees) in its sole discretion, without further approval or authorization of the Company’s stockholders; and

(vi)	for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the Securities Purchase Agreement by and between the Company and High West Partners LLC, pursuant to which the Company may, from time to time, sell shares of Common Stock to the investor in an aggregate amount of up to $3,400,000, at a purchase price equal to (i) 90% of the lowest traded price of the Common Stock or (ii) 85% of the lowest volume weighted average price (VWAP) of the Common Stock during the applicable pricing period, subject to a minimum price of $0.01 per share, and including the issuance of commitment shares having an aggregate value of $200,000, with a maximum of 340,000,000 shares of Common Stock issuable thereunder, and with such shares being issuable at a discount to the market price of the Common Stock.

Nasdaq Requirements

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the company’s outstanding common stock or 20% or more of the voting power of such company outstanding before the issuance, at a price that is less than the Nasdaq Minimum Price (the “Minimum Price”).

The transactions described in this Information Statement involve the potential issuance by the Company of shares of Common Stock in excess of 20% of the Company’s outstanding Common Stock or voting power prior to such issuances, including (i) the issuance of shares of Common Stock pursuant to the Securities Purchase Agreement with High West Partners LLC, which permits the Company to sell shares of Common Stock from time to time at a purchase price that may be less than the Nasdaq Minimum Price, (ii) the issuance of shares of Common Stock upon conversion of convertible promissory notes and exercise of warrants, and (iii) the issuance of performance-based shares of Common Stock in connection with the acquisition of Daren Business Technology Limited.

Because the purchase price for shares issued pursuant to the Securities Purchase Agreement may be at a discount to the market price of the Company’s Common Stock, and because the number of shares issuable in connection with the foregoing transactions may equal or exceed 20% of the Company’s outstanding Common Stock or voting power prior to such issuances, the Company is required to obtain stockholder approval for such issuances under Nasdaq Listing Rule 5635(d). Accordingly, the Company has obtained the approval of its stockholders in connection with the issuance of such securities as described in this Information Statement.

The approval of the Corporate Actions for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such approval by written consent was also made in accordance with the Company’s Articles of Incorporation and Bylaws.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

Dissenters’ Right of Appraisal

Under the NRS, the Company’s stockholders are not entitled to dissenters’ rights with respect to the proposed actions and nor have we provided for appraisal rights in our certificate of incorporation or bylaws.

Vote Required

The vote, which was required to approve the above Corporate Actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share of common stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote is [●], 2026. The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on [●], 2026. As of April 20, 2026, the Company had 89,971,443 shares of voting stock outstanding, with all 89,971,443 shares being common stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 78.320 of the NRS and Section 1.11 of Article I of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The consenting stockholders voted to approve the Corporate Actions and their respective approximate ownership percentage of the voting stock of the Company as of April 20, 2026, totaling in the aggregate 82.79% of the outstanding voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

CORPORATE ACTIONS

I. APPROVAL OF THE ISSUANCE BY THE COMPANY OF AN AGGREGATE OF UP TO 32,000,000 SHARES OF COMMON STOCK, COMPRISING (I) UP TO 16,000,000 SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE PROMISSORY NOTES (THE “NOTES”) AND (II) UP TO 16,000,000 SHARES ISSUABLE UPON EXERCISE OF WARRANTS (THE “WARRANTS”) ISSUED IN CONNECTION WITH SUCH NOTES PURSUANT TO THAT CERTAIN CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT, DATED FEBRUARY 11, 2026, AS AMENDED AND RESTATED ON MARCH 21, 2026, BY AND AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN, WHICH ISSUANCES MAY RESULT IN THE ISSUANCE, IN THE AGGREGATE, OF TWENTY PERCENT (20%) OR MORE OF THE COMPANY’S OUTSTANDING COMMON STOCK OR VOTING POWER PRIOR TO SUCH ISSUANCES.

General

On March 23, 2026, the Board approved, and on April 14, 2026, the Majority Stockholders approved, the issuance by the Company of shares of Common Stock upon conversion of convertible promissory notes and exercise of warrants issued pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated February 11, 2026, as amended and restated on March 21, 2026.

The Company may issue an aggregate of up to 32,000,000 shares of Common Stock, consisting of (i) up to 16,000,000 shares issuable upon conversion of the notes and (ii) up to 16,000,000 shares issuable upon exercise of the warrants. The conversion price of the Notes is subject to a floor price of $0.10 per share, and the Warrants are exercisable for cash at an exercise price of $0.015 per share, each as set forth in the Amended and Restated Convertible Note and Warrant Purchase Agreement.

In addition, the Company has agreed to file a registration statement on Form S-1 covering the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

Nasdaq Listing Rule 5635(d)

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction involving the issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the company’s outstanding common stock or voting power prior to the issuance, at a price below the Nasdaq minimum price. The issuance of shares upon conversion of the notes and exercise of the warrants may result in the issuance of shares of Common Stock equal to or exceeding 20% of the Company’s outstanding Common Stock or voting power prior to such issuance. Accordingly, stockholder approval was required under Nasdaq Listing Rule 5635(d).

Reasons for the Issuance

The Board believes that the issuance of the notes and warrants provided the Company with access to capital to support its operations and strategic initiatives.

Possible Effects of the Issuance of Securities

The issuance of shares of Common Stock upon conversion of the notes and exercise of the warrants may result in dilution to existing stockholders. The exact amount of dilution will depend on the extent to which the notes are converted and the warrants are exercised.

Since the Warrants are exercisable at a price significantly below the current market price of the Company’s Common Stock, and the Notes are convertible at a price subject to a floor, the issuance of shares upon conversion and exercise may result in substantial dilution to existing stockholders and may adversely affect the market price of the Company’s Common Stock. The resale of such shares pursuant to a registration statement may also create additional selling pressure in the market.

II. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF 100% OF THE EQUITY INTERESTS OF DAREN BUSINESS TECHNOLOGY LIMITED PURSUANT TO THAT CERTAIN EQUITY TRANSFER AGREEMENT, DATED FEBRUARY 11, 2026, AS AMENDED AND RESTATED ON FEBRUARY 27, 2026, AND RELATED PERFORMANCE SHARE ISSUANCE AGREEMENTS, INCLUDING THE ISSUANCE OF AN AGGREGATE OF 74,487,896 SHARES OF COMMON STOCK ON A PERFORMANCE-BASED BASIS UPON THE SATISFACTION OF SPECIFIED PERFORMANCE CONDITIONS, WHICH ISSUANCE RESULTED IN THE ISSUANCE, IN THE AGGREGATE, OF TWENTY PERCENT (20%) OR MORE OF THE COMPANY’S OUTSTANDING COMMON STOCK OR VOTING POWER PRIOR TO SUCH ISSUANCE.

General

On March 10, 2026, the Board approved, and on April 14, 2026, the Majority Stockholders approved, the issuance by the Company’s Common Stock, in connection with the acquisition of 100% of the equity interests of Daren Business Technology Limited (the “Target Company”) pursuant to that certain Equity Transfer Agreement, dated February 11, 2026, as amended and restated on February 27, 2026, and related Performance Share Issuance Agreements.

In connection with such transaction, the Company issued, or has agreed to issue, up to 74,487,896 shares of Common Stock as equity consideration for the acquisition, with no cash consideration paid. Such shares are performance-based and are subject to release over multiple measurement periods based on the achievement of specified audited revenue targets of the Target Company over an approximately three-and-a-half-year period. The shares are subject to forfeiture, reduction or cancellation to the extent that the applicable performance targets are not achieved.

Nasdaq Listing Rule 5635(d)

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the issuance by a company of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the Nasdaq minimum price if the number of shares issued or issuable equals 20% or more of the company’s outstanding common stock or voting power prior to the issuance. The transaction described in this section involved the issuance of shares of Common Stock as consideration in a privately negotiated transaction. The number of shares issued or issuable in connection with the transaction exceeded 20% of the Company’s outstanding Common Stock or voting power prior to such issuance. Accordingly, stockholder approval was required under Nasdaq Listing Rule 5635(d).

Reasons for the Issuance

The Board determined that the acquisition of Daren Business Technology Limited was in the best interests of the Company and its stockholders as it supports the Company’s strategic growth and expansion objectives. The use of equity consideration aligns the interests of the seller with the long-term performance of the Company.

Possible Effects of the Issuance of Securities

The issuance of shares of Common Stock in connection with this transaction resulted in dilution to the Company’s existing stockholders in terms of ownership percentage, voting power and earnings per share. In addition, the potential issuance of additional shares of Common Stock upon the achievement of performance conditions may result in further dilution.

III. APPROVAL OF THE INCREASE OF AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM TWO BILLION (2,000,000,000) SHARES TO FIVE BILLION (5,000,000,000) SHARES.

General

On March 23, 2026, the Board approved, and on April 14, 2026, the Majority Stockholders approved, an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Increase Amendment”) to increase the Company’s authorized number of shares of Common Stock from two billion (2,000,000,000) to five billion (5,000,000,000) shares (the “Share Increase”). The Company intends to file the Amendment with the Secretary of State of Nevada to effect the Share Increase.

Effect of the Amendment

The Increase Amendment will not affect the par value of the Company’s Common Stock, which will remain $0.00001 per share. Following the effectiveness of the Amendment, the Company will have 5,000,000,000 authorized shares of Common Stock, par value $0.00001 per share.

Purpose of the Share Increase

The purpose of the Share Increase is to provide the Board with the flexibility to issue additional shares of Common Stock to pursue a variety of corporate purposes, including acquisitions, consulting and employment arrangements, and capital-raising transactions, as well as to support the Company’s strategic objectives.

The additional authorized shares may also be used to facilitate previously approved financing arrangements, including a securities purchase transaction involving the issuance of up to 43,333,333,333 units approved by the Company’s stockholders on December 24, 2025. Except as described in this Information Statement, the Company does not currently have any definitive plans, agreements or understandings to issue such additional authorized but unissued shares of Common Stock.

Possible Effects of the Share Increase

The increase in the number of authorized shares of Common Stock may have several effects on existing stockholders. The issuance of additional shares of Common Stock could result in dilution of existing stockholders’ ownership interests, voting power and earnings per share, particularly if such shares are issued at prices below the then-current market price of the Common Stock.

Because the additional authorized shares of Common Stock may be issued by the Company without further stockholder approval (except as required by applicable law or stock exchange rules), the Board will have broad discretion over the timing, amount and terms of any such issuances. Such issuances could have the effect of delaying or preventing a change in control of the Company by diluting the ownership or voting power of persons seeking to obtain control.

In addition, the availability of additional authorized shares of Common Stock may enable the Company to pursue financing transactions, acquisitions or other strategic opportunities that the Board believes are in the best interests of the Company and its stockholders.

Anti-Takeover Effects

Although the Share Increase is not being undertaken for the purpose of discouraging or impeding a takeover of the Company, the availability of additional authorized shares of Common Stock could have such an effect. For example, the issuance of shares to persons aligned with management could make it more difficult for a third party to acquire control of the Company. Such actions could have the effect of discouraging a takeover attempt that some stockholders may consider favorable.

The Board is not aware of any pending or threatened efforts to acquire control of the Company, and the Share Increase is not being proposed in response to any such efforts.

Authority of the Board

Following the effectiveness of the Increase Amendment, the Board will have the authority to issue the additional shares of Common Stock without further approval of the Company’s stockholders, except as may be required by applicable law or stock exchange rules.

IV. APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2026 EQUITY INCENTIVE PLAN.

General

On April 10, 2026, the Board approved, and on April 14, 2026, the Majority Stockholders approved, an amendment (the “Plan Amendment”) to the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). The Plan Amendment is appended to this information statement as Appendix A.

The 2026 Plan currently reserves a maximum of 38,000,000 shares of Common Stock for issuance, subject to adjustment in accordance with the capital change provisions set forth in Section 8 of the 2026 Plan.

Description of the Amendment

The Plan Amendment modifies the capital adjustment provisions of the 2026 Plan to provide that the aggregate number of shares of Common Stock authorized for issuance under the 2026 Plan shall not be subject to adjustment or reduction as a result of reverse stock splits or similar capital structure transactions. Specifically, the Plan Amendment clarifies that, notwithstanding anything to the contrary in Section 8 of the 2026 Plan or any other provision thereof, any reverse stock split of the Company’s outstanding Common Stock shall not proportionally reduce, adjust or otherwise affect the total number of shares reserved for issuance under the 2026 Plan.

As amended, the 2026 Plan provides for a fixed reserve of 38,000,000 shares of Common Stock, regardless of any reverse stock split effected by the Company.

No other material changes to the 2026 Plan are being made pursuant to the Plan Amendment.

Purpose of the Amendment

The Board approved the Plan Amendment in connection with the Company’s authorization to effect one or more reverse stock splits, as described elsewhere in this Information Statement.

Absent the Plan Amendment, the capital adjustment provisions of the 2026 Plan would result in a proportional reduction in the number of shares available for issuance under the 2026 Plan following a reverse stock split. The Board determined that such a reduction would not be in the best interests of the Company, as it would materially limit the Company’s ability to use equity-based compensation to attract, retain and incentivize directors, officers, employees and consultants.

The Plan Amendment is intended to preserve the Company’s ability to issue equity incentives under the 2026 Plan at levels consistent with the Company’s compensation objectives, notwithstanding any reverse stock split.

Possible Effects of the Amendment

As a result of the Plan Amendment, the number of shares of Common Stock available for issuance under the 2026 Plan will remain fixed at 38,000,000 shares, even if the Company effects a reverse stock split that reduces the number of outstanding shares of Common Stock. Accordingly, following any reverse stock split, the number of shares available under the 2026 Plan may represent a larger percentage of the Company’s outstanding Common Stock than prior to such reverse stock split.

The issuance of shares of Common Stock pursuant to the 2026 Plan may therefore result in increased dilution to the Company’s existing stockholders, including dilution of voting power and ownership percentage. The Board considered these potential dilutive effects and determined that the benefits of maintaining flexibility to grant equity-based compensation outweigh the potential dilution to existing stockholders.

V. APPROVAL OF THE IMPLEMENTATION OF A REVERSE STOCK SPLIT AT A RATIO BETWEEN 1-for-2 AND 1-for-300, TO BE EFFECTED AT THE BOARD’S DISCRETION.

On April 10, 2026, the Board of Directors approved, and on April 14, 2026, the Majority Stockholders approved, the authorization for the Company to effect one or more reverse stock splits (each, a “Reverse Stock Split”) of its outstanding Common Stock at a ratio within a Range of 1-for-2 to 1-for-300, with such reverse stock splits to be effected, if at all, at the discretion of the Board at any time within twenty-four (24) months following such stockholder approval.

Background

The Board believes that effecting one or more Reverse Stock Splits, if any are effected, may be desirable for a number of reasons, including:

Broadening our investor base. We believe that by increasing the price of our Common Stock, or potentially decreasing its volatility, one or more Reverse Stock Splits may allow a broader range of institutional investors to invest in our Common Stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our Common Stock could potentially increase the overall market for our Common Stock.

Increase in Analyst and Broker Interest. We believe that one or more Reverse Stock Splits could help increase analyst and broker-dealer interest in our Common Stock, as many brokerage and investment advisory firms’ policies can discourage analysts, advisors and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we may remain a “penny stock” under the rules of the Securities and Exchange Commission (the “SEC”) if our Common Stock is not listed on a national securities exchange, we believe that an increase in the stock price resulting from one or more Reverse Stock Splits may better position us if our business continues to grow as anticipated. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our Common Stock can result in stockholders or potential investors paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Certain Risks Associated with the Reverse Stock Split

The Reverse Stock Splits may not result in a sufficient or sustained increase in the market price of our Common Stock.

We expect that one or more Reverse Stock Split may increase the market price of our Common Stock; however, the effect of any Reverse Stock Split on the market price of our Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our Common Stock following a Reverse Stock Split will not increase sufficiently to meet the minimum bid price requirements of a principal national securities exchange. In such event, we may be unable to list our Common Stock on such an exchange.

Even if one or more Reverse Stock Splits result in an initial increase in the market price of our Common Stock sufficient to meet applicable listing requirements, there can be no assurance that the market price will remain at a level necessary to maintain compliance with such requirements. It is not uncommon for the market price of a company’s common stock to decline following a reverse stock split, and any such decline may be greater than would occur in the absence of a Reverse Stock Split. In addition, other factors unrelated to the number of shares outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock.

The Reverse Stock Splits may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be adversely affected by one or more Reverse Stock Splits due to the reduced number of shares outstanding following such Reverse Stock Splits, particularly if the market price of our Common Stock does not increase sufficiently as a result thereof. In addition, Reverse Stock Splits may increase the number of stockholders who own “odd lots” (fewer than 100 shares), which may result in increased transaction costs for such stockholders and greater difficulty in selling their shares.

The Reverse Stock Splits may not attract new investors or improve trading liquidity.

Although we believe that an increased market price of our Common Stock may make our Common Stock more attractive to a broader range of investors, including institutional investors, there can be no assurance that one or more Reverse Stock Splits will result in a per-share price that satisfies the investment guidelines of such investors. Accordingly, the trading liquidity of our Common Stock may not improve following the Reverse Stock Splits.

Disadvantages of a Reverse Stock Split

Potential Reduction in Market Capitalization. While we expect that one or more Reverse Stock Splits may increase the market price of our Common Stock, we cannot assure you that any such increase will be proportionate to the applicable reverse stock split ratio or that it will be sustained. The market price of our Common Stock following a Reverse Stock Split may be affected by numerous factors, including our financial condition, operating results, business prospects and overall market conditions. If the market price of our Common Stock declines following a Reverse Stock Split, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split due to the reduced number of shares outstanding. In some cases, companies that have effected reverse stock splits have experienced declines in their stock price to levels comparable to pre-split levels. Accordingly, we cannot assure you that the market price of our Common Stock following any Reverse Stock Split will be maintained for any period of time. If the per-share price does not increase proportionately, our overall market capitalization could be reduced. In addition, reverse stock splits are sometimes perceived negatively by the market, which may adversely affect the market price of our Common Stock.

Increased Transaction Costs for Stockholders. The number of shares held by each stockholder will be reduced if one or more Reverse Stock Splits are effected. As a result, the number of stockholders holding fewer than a “round lot” of 100 shares may increase. Stockholders who hold “odd lots” may experience higher transaction costs when selling their shares and may encounter greater difficulty in effecting such sales.

Potential Adverse Effect on Liquidity. Although the Board believes that one or more Reverse Stock Splits may increase the market price of our Common Stock and potentially encourage greater investor interest, the liquidity of our Common Stock could be adversely affected by the reduced number of shares outstanding following any Reverse Stock Split. As a result, there can be no assurance that trading activity or liquidity will improve following the Reverse Stock Splits.

Effects of the Reverse Stock Split

As of April 20, 2026, we had 89,971,443 shares of our Common Stock issued and outstanding. Depending on the ratio selected by our Board in connection with one or more Reverse Stock Splits, a minimum of two (2) and a maximum of three hundred (300) shares of existing Common Stock would be combined into one share of Common Stock. The table below sets forth, as of April 20, 2026, the number of outstanding shares of Common Stock that would result from the specified hypothetical Reverse Stock Split ratios, without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split

1-for-2	44,985,722
1-for-300	293,238

The actual number of shares of Common Stock outstanding following any reverse stock split, if effected, will depend on the ratio selected by our Board and the number of shares of Common Stock issued and outstanding at the time such Reverse Stock Split is effected.

Each Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except as described below under “Fractional Shares.” Holders of Common Stock who would otherwise be entitled to receive a fractional share as a result of a Reverse Stock Split will have such fractional share rounded up to the nearest whole share. In addition, a Reverse Stock Split will not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

The implementation of one or more Reverse Stock Splits will result in an increased number of authorized but unissued shares of Common Stock available for future issuance. The availability of such additional shares could have various effects on stockholders depending on the circumstances of any future issuances. For example, the issuance of additional shares could have an anti-takeover effect by making it more difficult for a third party to acquire control of the Company. Such shares could be issued in one or more transactions to dilute the ownership or voting power of persons seeking to obtain control of the Company, even if such persons offer a premium that may be attractive to stockholders. Similarly, shares could be issued to persons aligned with management, which could make it more difficult to remove current management.

The Company does not currently have any provisions in its Articles of Incorporation, Bylaws, employment agreements or other agreements that have material anti-takeover effects. In addition, the Company does not currently have any plans or proposals to adopt any such provisions or to enter into any arrangements that may have material anti-takeover consequences. The Board is not aware of any pending or threatened efforts to acquire control of the Company, and the Reverse Stock Splits are not being proposed in response to any such efforts.

Because holders of Common Stock do not have preemptive rights, any future issuance of additional shares of Common Stock, including shares that become available as a result of a Reverse Stock Split, could reduce existing stockholders’ percentage ownership and voting power.

The Company may issue additional shares of Common Stock without further approval of stockholders, except as may be required by applicable law or stock exchange rules.

One or more Reverse Stock Splits may also result in some stockholders owning “odd lots” (fewer than 100 shares) of Common Stock. Odd lot shares may be more difficult to sell, and transaction costs for trades in odd lots are generally higher on a per-share basis than for trades in round lots.

Following the effectiveness of a Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number. Stockholders holding certificates with the old CUSIP number will need to exchange them for certificates bearing the new CUSIP number in accordance with the procedures described below. Our Common Stock will continue to be quoted on the OTC Markets under the symbol “CIMG,” and we will remain subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the ratio selected by our Board in connection with one or more Reverse Stock Splits, proportionate adjustments will generally be made to the per share exercise or conversion price and the number of shares issuable upon the exercise, conversion or exchange of outstanding options, warrants and other convertible or exchangeable securities entitling the holders to acquire shares of Common Stock. These adjustments are intended to result in approximately the same aggregate exercise or conversion price being required to be paid, and approximately the same aggregate value of shares of Common Stock being delivered, immediately following a Reverse Stock Split as was the case immediately prior to such Reverse Stock Split.

The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the treatment of fractional shares. However, as described elsewhere in this Information Statement, the total number of shares reserved for issuance under the 2026 Plan will not be proportionately adjusted in connection with any Reverse Stock Split and will remain fixed at 38,000,000 shares.

For example, upon the effectiveness of a Reverse Stock Split at a ratio of 1-for-2, a warrant holder that previously held a warrant to purchase 100,000 shares of Common Stock at an exercise price of $0.10 per share would thereafter hold a warrant to purchase 50,000 shares at an exercise price of $0.20 per share. Similarly, a holder of a convertible note that was previously convertible into 100,000 shares of Common Stock at a conversion price of $0.10 per share would thereafter hold a note convertible into 50,000 shares at a conversion price of $0.20 per share.

Procedure for Implementing the Reverse Stock Split

One or more Reverse Stock Splits would become effective upon the filing of a Certificate of Change with the Secretary of State of the State of Nevada. The timing of the filing of any such Certificate of Change will be determined by our Board based on its evaluation of when such action would be most advantageous to the Company and its stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to effect any Reverse Stock Split if, at any time prior to the filing of a Certificate of Change, the Board determines, in its sole discretion, that it is no longer in the best interests of the Company and its stockholders to proceed.

If a Certificate of Change effecting a Reverse Stock Split has not been filed with the Secretary of State of Nevada within twenty-four (24) months following stockholder approval, the Board will abandon the authority to effect such Reverse Stock Split.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of one or more Reverse Stock Splits, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as shares held by registered stockholders whose shares are registered in their names. Such banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Splits for their beneficial holders holding our Common Stock in street name.

However, such banks, brokers, custodians or other nominees may have procedures that differ from those applicable to registered stockholders for processing the Reverse Stock Splits. Stockholders who hold shares of our Common Stock through a bank, broker, custodian or other nominee and who have questions regarding the foregoing are encouraged to contact such bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical stock certificates evidencing their ownership of Common Stock, but instead receive statements reflecting the number of shares held in their accounts. Stockholders who hold shares in book-entry form with the transfer agent will not be required to take any action to receive whole shares of Common Stock following the implementation of one or more Reverse Stock Splits, as the applicable adjustments will be made automatically, subject to the treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Until surrendered, certificates representing shares of our Common Stock (the “Old Certificates”) will be deemed to represent only the number of whole shares of Common Stock to which the holder is entitled following the implementation of any Reverse Stock Split, subject to the treatment of fractional shares. Upon surrender of an Old Certificate for exchange, whether in connection with a sale, transfer or other disposition of shares, such certificate will automatically be exchanged for a certificate representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate bears a restrictive legend, the corresponding New Certificate will be issued with the same restrictive legend.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not intend to issue fractional shares in connection with any Reverse Stock Split. Accordingly, no certificates or book-entry interests representing fractional shares will be issued. In lieu of issuing fractional shares, any fractional interests resulting from a Reverse Stock Split will be rounded up to the nearest whole share at the participant level.

Accounting Matters

The proposed Certificate of Change will not affect the par value of our Common Stock, which will remain $0.00001 per share. As a result, upon the effectiveness of any Reverse Stock Split, the aggregate stated capital attributable to Common Stock and the additional paid-in capital reflected on our balance sheet will not change as a result of such Reverse Stock Split. However, reported net income or loss per share will increase, as there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under Nevada law and our Articles of Incorporation and Bylaws, holders of our Common Stock are not entitled to dissenters’ rights or appraisal rights with respect to any Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in any Reverse Stock Split, except to the extent of their respective ownership of shares of our Common Stock and preferred stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to delay, not to proceed with, or abandon the implementation of any Reverse Stock Split at any time prior to the effectiveness of the filing of a Certificate of Change with the Secretary of State of Nevada, notwithstanding stockholder approval of the authority to effect such Reverse Stock Split. The Board may determine, in its sole discretion, that it is in the best interests of the Company and its stockholders not to proceed with any Reverse Stock Split.

VI. APPROVAL OF THE SECURITIES PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND HIGH WEST PARTNERS LLC, PURSUANT TO WHICH THE COMPANY MAY, FROM TIME TO TIME, SELL SHARES OF COMMON STOCK TO THE INVESTOR IN AN AGGREGATE AMOUNT OF UP TO $3,400,000, AT A PURCHASE PRICE EQUAL TO (I) 90% OF THE LOWEST TRADED PRICE OF THE COMMON STOCK OR (II) 85% OF THE LOWEST VOLUME WEIGHTED AVERAGE PRICE (VWAP) OF THE COMMON STOCK DURING THE APPLICABLE PRICING PERIOD, SUBJECT TO A MINIMUM PRICE OF $0.01 PER SHARE, AND INCLUDING THE ISSUANCE OF COMMITMENT SHARES HAVING AN AGGREGATE VALUE OF $200,000, WITH A MAXIMUM OF 340,000,000 SHARES OF COMMON STOCK ISSUABLE THEREUNDER, AND WITH SUCH SHARES BEING ISSUABLE AT A DISCOUNT TO THE MARKET PRICE OF THE COMMON STOCK.

General

On April 10, 2026, the Board approved, and on April 14, 2026, the Majority Stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the entry into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and between the Company and High West Partners LLC (the “Investor”), pursuant to which, upon execution, the Company may, from time to time and in its sole discretion, direct the Investor to purchase shares of the Company’s Common Stock, in an aggregate amount of up to $3,400,000 (the “Purchase Shares”).

Pursuant to the Securities Purchase Agreement, the purchase price per share of Common Stock will be equal to (i) 90% of the lowest traded price of the Common Stock on the applicable purchase date or (ii) 85% of the lowest volume weighted average price (“VWAP”) of the Common Stock during the applicable pricing period, in each case subject to a minimum price of $0.01 per share. In addition, the Company will issue to the Investor commitment shares having an aggregate value of $200,000 (the “Commitment Shares”). The aggregate number of shares of Common Stock issuable pursuant to the Securities Purchase Agreement, including the Purchase Shares and the Commitment Shares, shall not exceed 340,000,000 shares of Common Stock, subject to adjustment as provided therein. The shares issuable under the Securities Purchase Agreement may be issued at a discount to the then-current market price of the Common Stock.

The Securities Purchase Agreement has not yet been executed as of the date of this Information Statement. The Company intends to enter into the Securities Purchase Agreement following the effectiveness of this Information Statement and satisfaction of applicable conditions.

Nasdaq Listing Rule 5635(d)

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the issuance of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the Nasdaq minimum price if the number of shares issuable equals 20% or more of the Company’s outstanding common stock or voting power prior to the issuance.

The transactions contemplated by the Securities Purchase Agreement involve the potential issuance of shares of Common Stock at a price that may be below the Nasdaq minimum price. In addition, the number of shares of Common Stock issuable pursuant to the Securities Purchase Agreement may exceed 20% of the Company’s outstanding Common Stock or voting power. Accordingly, stockholder approval is required under Nasdaq Listing Rule 5635(d).

Reasons for the Transaction

The Board believes that entering into the Securities Purchase Agreement is in the best interests of the Company and its stockholders as it is expected to provide the Company with a flexible source of capital to support its operations and strategic initiatives.

The Board also determined that obtaining stockholder approval in advance of entering into the Securities Purchase Agreement, notwithstanding that the exact timing, pricing and number of shares to be issued cannot be determined at this time, is advisable to ensure compliance with Nasdaq Listing Rule 5635(d).

Possible Effects of the Transaction

If the Securities Purchase Agreement is executed and the Company elects to sell shares of Common Stock thereunder, existing stockholders may experience dilution in their ownership interests, voting power and earnings per share as a result of the issuance of shares of Common Stock, including shares issued at a discount to market price.

The exact number of shares of Common Stock to be issued cannot be determined at this time and will depend on a number of factors, including the timing of any sales under the Securities Purchase Agreement and the market price of the Common Stock at the time of such sales. The issuance of shares pursuant to the Securities Purchase Agreement may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of April 20, 2026, the beneficial ownership of our Common Stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
●	each of our named executive officers;
●	each of our directors; and
●	all executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 89,971,443 shares of Common Stock issued and outstanding on April 20, 2026. On December 28, 2022, we completed a l-for-35 reverse stock split, which became effective on December 28, 2022, upon acceptance of the Company’s filing of an amendment to the Articles with the Secretary of State of Nevada (the “ 2022 Reverse Stock Split”). On December 5, 2025, we completed a 1-for-20 reverse stock split, which became effective on December 5, 2025, upon acceptance of the Company’s filing of an amendment to the Articles with the Secretary of State of Nevada (the “2025 Reverse Stock Split”). Unless we indicate otherwise, all share and per share information in this information statement reflects the 2025 Reverse Stock Split.

Except as otherwise indicated below, information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than five percent (5%) of Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 20, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise indicated below, the address of each person listed in the table below is Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Jianshuang Wang	—	—
Zhanzhan Shi	—	—
Zongmei Huang	—	—
Yanli Hou	—	—
Changzheng Ye	—	—
Jinmei Guo Hellstroem	—	—
All directors, nominees and executive officers as a group (6 persons)	—	—

Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of April 20, 2026 based on 89,971,443 shares of common stock outstanding as of such date.

	Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power			Percent of
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class
Dundas Technology Limited(1)	37,243,948	—				41.40%
Kellyview Investment Limited (2)	37,243,948	—				41.40%

(1)	As reported on the Registrant’s stockholder list, as provided by its transfer agent, VStock Transfer, LLC, on April. 15, 2026, Dundas Technology Limited’s control person is Jian Lu, a Chinese individual.
(2)	As reported on the Registrant’s stockholder list, as provided by its transfer agent, VStock Transfer, LLC, on April 20, 2026. Kellyview Investment Limited’s control person is Yubin Wang, a Chinese individual.

INTERESTS OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

Except as disclosed in this Information Statement, no other officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our common stock has any substantial interest in the matters acted upon by our Board and stockholders, other than his role as an officer, director or beneficial owner.

ADDITIONAL INFORMATION

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” information statements, proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of this Information Statement (including a copy of any and all of the information that has been incorporated by reference in this Information Statement) to any Company stockholder upon written or oral request to us, at Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong, telephone + 852 70106695. Any Company stockholder wishing to receive separate copies of our information statements, proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock, will be borne by us. The Company may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

Available Information

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. In addition, the SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By Order of the Board,

Jianshuang Wang

Chief Executive Officer and Chairwoman of the Board of Directors

____________, 2026

APPENDIX A

AMENDMENT NO. 1 TO THE CIMG INC. 2026 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the CIMG Inc. 2026 Equity Incentive Plan (the “Plan”) is adopted by the Board of Directors of CIMG Inc., a Nevada corporation (the “Company”), effective as of [●], 2026, subject to approval by the stockholders of the Company.

1. Amendment to Section 8 (Capital Change of the Company)

Section 8 of the Plan is hereby amended by adding the following paragraph at the end thereof:

Notwithstanding anything to the contrary set forth in this Section 8 or elsewhere in the Plan, in the event of any reverse stock split of the Company’s Common Stock, the aggregate number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 4 shall not be proportionately reduced, adjusted or otherwise affected by such reverse stock split. For the avoidance of doubt, the number of shares reserved for issuance under the Plan shall remain fixed at 38,000,000 shares of Common Stock following any reverse stock split.

2. Clarification of Share Reserve. For the avoidance of doubt, the maximum number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 4 shall remain 38,000,000 shares, and such number shall not be adjusted as a result of any reverse stock split.

3. No Other Amendments. Except as expressly set forth in this Amendment, the Plan shall remain in full force and effect and is hereby ratified and confirmed in all respects.

4. Effectiveness. This Amendment shall become effective upon approval by the stockholders of the Company.